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CUSIP NO. M 81867 10 9                 13G                   PAGE 18 OF 19 PAGES


                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13G need be filed by each of the undersigned with respect to the ownership by each of the undersigned of shares of stock of RadView Sotfware Ltd. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

North Bridge Venture Partners V-A, L.P.

By: North Bridge Venture Management V, L.P.
    Its General Partner


By: /s/ Edward T. Anderson
    ---------------------------------------
    Edward T. Anderson
    General Partner


North Bridge Venture Partners V-B, L.P.

By: North Bridge Venture Management V, L.P.
    Its General Partner


By: /s/ Edward T. Anderson
    ---------------------------------------
    Edward T. Anderson
    General Partner


North Bridge Venture Management V, L.P.


By: /s/ Edward T. Anderson
    ---------------------------------------
    Edward T. Anderson
    General Partner


/s/ Edward T. Anderson
-------------------------------------------
Edward T. Anderson


/s/ Richard A. D'Amore
-------------------------------------------
Richard A. D'Amore


/s/ William J. Geary
-------------------------------------------
William J. Geary


/s/ James A. Goldstein
-------------------------------------------
James A. Goldstein

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CUSIP NO. M 81867 10 9                 13G                   PAGE 19 OF 19 PAGES


/s/ Jeffrey P. McCarthy
-------------------------------------------
Jeffrey P. McCarthy


/s/ Angelo J. Santinelli
-------------------------------------------
Angelo J. Santinelli


/s/ Michael J. Skok
-------------------------------------------
Michael J. Skok


/s/ Jeffrey Beir
-------------------------------------------
Jeffrey Beir